[Ropes & Gray LLP Letterhead]




August 23, 2004







Metropolitan Series Fund, Inc.
501 Boylston Street
Boston, Massachusetts 02116

Re:   Registration Statement on Form N-14

Ladies and Gentlemen:

We have acted as counsel to the Metropolitan Series Fund, Inc. (the "Company") in connection with the Registration Statement of the Company on Form N-14 (the "Registration Statement") being filed by the Company today under the Securities Act of 1933, as amended (the "Act"), relating to the proposed combination of the J.P. Morgan Select Equity Portfolio (the "Acquired Portfolio"), a series of Met Investors Series Trust (the "Trust"), and the Capital Guardian U.S. Equity Portfolio (the "Acquiring Portfolio"), a series of the Company, and the issuance of shares of common stock of the Acquiring Portfolio in connection therewith (the "Shares"), all in accordance with the terms of the proposed Agreement and Plan of Reorganization by and among the Trust on behalf of the Acquired
Portfolio, the Company on behalf of the Acquiring Portfolio, and MetLife Advisers, LLC (the "Agreement and Plan of Reorganization"), in substantially the form included in the Registration Statement as an exhibit.

We have examined the Company's Articles of Incorporation and amendments thereto and the Company's Bylaws, as amended. We have also examined such other documents and records as we have deemed necessary for the purposes of this opinion.

We have assumed for purposes of this opinion that, prior to the date of the issuance of the Shares, (1) the Trustees of the Trust and the shareholders of the Acquired Portfolio will have taken all actions required of them for the approval of the Agreement and Plan of Reorganization, and (2) the Agreement and Plan of Reorganization will have been duly executed and delivered by each party thereto and will constitute the legal, valid and binding obligation of each of the Company, the Trust and MetLife Advisers, LLC.

Based upon and subject to the foregoing, we are of the opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Maryland.

     2.   When   issued  in   accordance   with  the   Agreement   and  Plan  of
          Reorganization, the Shares will be validly issued, fully paid and non-assessable by the Company.

We understand that this opinion is to be used in connection with the registration of the Shares for offering and sale pursuant to the Act. We consent to the filing of this opinion with and as part of the Registration Statement.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP